Exhibit 99.1

NOT For Immediate Release

COX AUTOMOTIVE™ TO INVEST IN CUSTOMERS AND AUTO INDUSTRY
WITH $4 BILLION ACQUISITION OF DEALERTRACK®

– Strategically combines two industry leaders known for innovation, customer focus and delivering results

– Creates broader suite of open solutions that provide greater value to consumers, dealers, lenders and manufacturers

ATLANTA, GA and LAKE SUCCESS, NY – June 15, 2015 – Cox Automotive, Inc., a leading provider of digital marketing, wholesale and e-commerce solutions across the automotive industry, and Dealertrack Technologies, Inc. (NASDAQ: TRAK), a leader in software solutions and services for automotive retailers, today announced that they have entered into a definitive merger agreement.

Cox Automotive will acquire Dealertrack in an all-cash transaction valued at $4 billion, or $63.25 per share. The acquisition is subject to a minimum tender of at least a majority of the outstanding Dealertrack common shares and customary closing conditions, and is expected to close in the third quarter of 2015.The Dealertrack Board of Directors has unanimously approved the acquisition and recommends that Dealertrack stockholders tender their shares in favor of the transaction.

The combination of Cox Automotive and Dealertrack will create a broader suite of open solutions that deliver greater value to consumers, dealers, lenders, manufacturers and the overall automotive industry. Dealertrack’s broad solution set for dealers is an excellent complement to Cox Automotive’s vehicle remarketing services and digital markets and software solutions that serve the wider automotive ecosystem. In addition, the combination will better serve customers across global markets through each company’s respective international footprint. Together, Cox Automotive and Dealertrack will be well positioned to help customers grow their businesses and increase efficiencies as they navigate a rapidly changing global automotive industry.

“This is a great investment in our customers and in the auto industry,” said Sandy Schwartz, President of Cox Automotive. “We have long admired the Dealertrack team and its highly respected brands. Integrating our platforms will be a big step forward in our shared vision of providing open, cost-effective and efficient solutions for dealers, lenders, manufacturers and consumers. We look forward to working with Mark O’Neil and his team as Mark continues to lead the acquired businesses and as we continue to innovate for our customers.”

Mark O’Neil, Chairman and Chief Executive Officer of Dealertrack, said, “I am confident that with Cox Automotive, we will fully unlock the potential of our combined brands and teams in the service of our clients. Dealertrack team members have been a critical element in the tremendous success our company has achieved, and I want to thank all of our team members as we move forward into this exciting new chapter of growth. I am extremely enthusiastic about our future with Cox Automotive.”

O’Neil added, “This provides a significant premium and immediate cash value for Dealertrack stockholders at closing. After careful and thoughtful analysis, with the assistance of our independent legal and financial advisors, we concluded that this transaction provides our stockholders with the opportunity to tender their shares at a price that recognizes the superior value of Dealertrack’s industry partnerships, solutions, technology, financial management and international industry position.”

The transaction is fully financed and is not subject to a financing condition. The acquisition will be funded through an existing bank facility, a new $1.85 billion bank term loan arranged by Citigroup Global Markets Inc. and a $750 million common equity investment from BDT Capital Partners.

BDT & Company and Citigroup Global Markets are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Cox Automotive. Evercore is acting as financial advisor and O'Melveny & Myers LLP is serving as legal advisor to Dealertrack.

About Cox Automotive (www.coxautoinc.com)

Cox Automotive is a leading provider of vehicle remarketing services and digital marketing and software solutions for consumers, dealers, manufacturers and the overall automotive industry. Cox Automotive includes Manheim®, Autotrader®, Kelley Blue Book®, vAuto®, Xtime®, NextGear Capital®, and a host of global businesses and brands. Headquartered in Atlanta, Cox Automotive employs nearly 24,000 employees in over 150 locations worldwide. The company partners with more than 40,000 dealers, as well as most major automobile manufacturers, and touches car buyers in the U.S. with the most recognized brands in the industry. Cox Automotive unites more than 20 brands in this space, providing an end-to-end solution to transform the way people buy, sell and own cars every day. Cox Automotive is a subsidiary of Cox Enterprises, an Atlanta-based company with revenues of $17 billion and approximately 50,000 employees. Cox Enterprises’ other major operating subsidiaries include Cox Communications (cable television distribution, high-speed Internet access, telephone, home security and automation, commercial telecommunications and advertising solutions) and Cox Media Group (television and radio stations, digital media, newspapers and advertising sales rep firms).

About Dealertrack (www.Dealertrack.com)

Dealertrack’s intuitive and high value web based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, vehicle manufacturers, third party retailers, agents and aftermarket providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,500 lenders, Dealertrack delivers the industry's most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Digital Marketing and Registration and Titling solutions.

Forward Looking Statements

Statements in this release that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for receiving regulatory approvals and completing the transaction, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Cox Automotive and Dealertrack operate; the uncertainty of regulatory approvals; the parties’ ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; and Dealertrack’s performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Dealertrack’s SEC filings, including Dealertrack’s Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of this release and neither Cox Automotive nor Dealertrack assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Dealertrack referenced in this release has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Cox Automotive and Runway Acquisition Co. will file with the Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Cox Automotive and Runway Acquisition Co. will file tender offer materials on Schedule TO, and thereafter Dealertrack will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF DEALERTRACK COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF DEALERTRACK COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Dealertrack common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Cox Automotive at 6205 Peachtree Dunwoody Road, Atlanta, Georgia, 30328, Attention: Julie Shipp, (404) 568-7914. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Dealertrack files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Dealertrack at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Dealertrack’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Cox Automotive

David Doolittle

404-337-5990 or 404-568-7455

David.Doolittle@coxautoinc.com

Dealertrack Technologies

Investor Relations

Eric Jacobs 888-450-0478

Investorrelations@Dealertrack.com

or

Media Relations

Alison von Puschendorf, 877-327-8422

Alison.vonpuschendorf@Dealertrack.com